UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 29, 2019

Aerohive Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1011 McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices including Zip Code)
(408) 510-6100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 29, 2019, Aerohive Networks, Inc. (the “Company”) held its Annual Meeting of Stockholders for its fiscal year ended December 31, 2018 (the “Annual Meeting”).  At the Annual Meeting, there were represented, either in person or by proxy, 50,024,314 shares of the Company’s common stock (“Common Stock”), or 88.81% of a total of 56,329,325 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  The Company’s stockholders voted on the following two proposals presented at the Annual Meeting, casting their votes as follows:

Proposal No. 1 - Election of Directors

Ingrid Burton, Frank Marshall and Conway “Todd” Rulon-Miller were elected by the following votes as Class II directors to hold office until the 2022 Annual Meeting of Stockholders, or until their successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ingrid Burton	33,046,924	673,137	16,304,253
Frank Marshall	24,647,021	9,073,040	16,304,253
Conway “Todd” Rulon-Miller	22,878,638	10,841,423	16,304,253

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified by the following votes the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,549,747	271,839	646,214	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary
Date: May 31, 2019